Exhibit 8.1

No.	Name	Business	Jurisdiction of Incorporation
1	Global Ship Lease, Inc.	Holding	Republic of Marshall Islands
2	GSL Rome LLC	Sub-holding	Republic of Marshall Islands
3	Poseidon Containers Holdings LLC	Sub-holding	Republic of Marshall Islands
4	K&T Marine LLC	Sub-holding	Republic of Marshall Islands
5	GSL Enterprises Ltd.	Service company	Republic of Marshall Islands
6	GSL Legacy Holding LLC	Sub-holding	Republic of Marshall Islands
7	Knausen Holding LLC	Sub-holding	Republic of Marshall Islands
8	GSL Alcazar Inc.	Owns CMA CGM Alcazar	Republic of Marshall Islands
9	GSL Holdings, Inc.	Sub-holding	Republic of Marshall Islands
10	Global Ship Lease Investments, Inc.	Sub-holding	Republic of Marshall Islands
11	Aris Marine LLC	Owns Maira	Republic of Marshall Islands
12	Aphrodite Marine LLC	Owns Nikolas	Republic of Marshall Islands
13	Athena Marine LLC	Owns Newyorker	Republic of Marshall Islands
14	Hephaestus Marine LLC	Owns Dolphin II	Republic of Marshall Islands
15	Pericles Marine LLC	Owns Athena	Republic of Marshall Islands
16	Zeus One Marine LLC	Owns Orca I	Republic of Marshall Islands
17	Leonidas Marine LLC	Owns Agios Dimitrios	Republic of Marshall Islands
18	Odysseus Marine LLC	Sub-holding	Republic of Marshall Islands
19	Alexander Marine LLC	Owns Mary (2)	Republic of Marshall Islands
20	Hector Marine LLC	Owns Kristina	Republic of Marshall Islands
21	Ikaros Marine LLC	Owns Katherine	Republic of Marshall Islands
22	Tasman Marine LLC	Owns Tasman	Republic of Marshall Islands
23	Hudson Marine LLC	Owns Zim Europe (ex Dimitris Y)	Republic of Marshall Islands
24	Drake Marine LLC	Owns Ian H	Republic of Marshall Islands
25	Triton Containers Holdings LLC	Sub-holding	Republic of Marshall Islands
26	Triton NB LLC	Sub-holding	Republic of Marshall Islands
27	Philippos Marine LLC	Owns Alexandra	Republic of Marshall Islands
28	Aristoteles Marine LLC	Owns Alexis	Republic of Marshall Islands
29	Menelaos Marine LLC	Owns Olivia I	Republic of Marshall Islands
30	Odyssia Containers Holdings LLC	Sub-holding	Republic of Marshall Islands
31	Odyssia NB LLC	Sub-holding	Republic of Marshall Islands
32	Laertis Marine LLC	Owns ZIM Norfolk (ex UASC Al Khor)	Republic of Marshall Islands
33	Penelope Marine LLC	Owns ZIM Xiamen (ex Maira XL)	Republic of Marshall Islands
34	Telemachus Marine LLC (1)	Owns Anthea Y	Republic of Marshall Islands
35	Global Ship Lease 30 LLC	Owns GSL Eleni	Republic of Marshall Islands
36	Global Ship Lease 31 LLC	Owns GSL Kalliopi	Republic of Marshall Islands
37	Global Ship Lease 32 LLC	Owns GSL Grania	Republic of Marshall Islands
38	Global Ship Lease 33 LLC	Owns GSL Vinia	Liberia
39	Global Ship Lease 34 LLC	Owns GSL Christel Elisabeth	Liberia
40	Global Ship Lease 35 LLC	Owns GSL Nicoletta	Liberia
41	Global Ship Lease 36 LLC	Owns GSL Christen	Liberia
42	Global Ship Lease 37 LLC (dissolved January 12, 2023)	Inactive	Liberia
43	Global Ship Lease 38 LLC	Owns Manet	Liberia
44	Global Ship Lease 39 LLC (dissolved January 12, 2023)	Inactive	Liberia
45	Global Ship Lease 40 LLC	Owns Keta	Liberia
46	Global Ship Lease 41 LLC	Owns Julie	Liberia
47	Global Ship Lease 42 LLC	Owns GSL Valerie	Liberia
48	Global Ship Lease 43 LLC	Owns GSL Ningbo	Liberia
49	Global Ship Lease 44 LLC	Owns Marie Delmas	Liberia
50	Global Ship Lease 45 LLC	Owns Kumasi	Liberia
51	Global Ship Lease 46 LLC (dissolved September 26, 2023)	Owned La Tour (sold June 30, 2021)	Liberia
52	Global Ship Lease 47 LLC	Owns GSL Chateau d 'If	Liberia
53	Global Ship Lease 48 LLC	Owns CMA CGM Berlioz	Liberia
54	Global Ship Lease 49 LLC	Owns CMA CGM Sambhar	Liberia
55	Global Ship Lease 50 LLC	Owns CMA CGM Jamaica	Liberia
56	Global Ship Lease 51 LLC	Owns CMA CGM America	Liberia
57	Global Ship Lease 52 LLC	Owns MSC Qingdao	Liberia
58	Global Ship Lease 53 LLC	Owns MSC Tianjin	Liberia
59	Global Ship Lease 54 LLC	Owns CMA CGM Thalassa	Liberia
60	Global Ship Lease 20 Limited	Inactive	Hong Kong
61	Global Ship Lease 21 Limited	Inactive	Hong Kong
62	Global Ship Lease 22 Limited	Inactive	Hong Kong
63	Global Ship Lease 23 Limited	Inactive	Hong Kong
64	Global Ship Lease 26 Limited	Inactive	Hong Kong
65	Global Ship Lease Services Limited	Service company	UK
66	GSL Arcadia LLC	Owns GSL Arcadia	Liberia
67	GSL Tegea LLC	Owns GSL Tegea	Liberia
68	GSL MYNY LLC	Owns GSL MYNY	Liberia
69	GSL Melita LLC	Owns GSL Melita	Liberia
70	GSL Maria LLC	Owns GSL Maria	Liberia
71	GSL Violetta LLC (1)	Owns GSL Violetta	Liberia
72	GSL Dorothea LLC	Owns GSL Dorothea	Liberia
73	Global Ship Lease 55 LLC	Owns GSL Susan	Liberia
74	Global Ship Lease 57 LLC	Owns GSL Rossi	Liberia
75	Global Ship Lease 58 LLC	Owns GSL Alice	Liberia
76	Global Ship Lease 59 LLC	Owns GSL Melina	Liberia
77	Global Ship Lease 60 LLC	Owns GSL Eleftheria	Liberia
78	Global Ship Lease 61 LLC	Owns GSL Mercer	Liberia
79	Global Ship Lease 62 LLC	Owns Matson Molokai	Liberia
80	Global Ship Lease 63 LLC	Owns GSL Lalo	Liberia
81	Global Ship Lease 64 LLC	Owns GSL Elizabeth	Liberia
82	Global Ship Lease 65 LLC	Owns tbr GSL Chloe (2)	Liberia
83	Global Ship Lease 66 LLC	Owns GSL Maren	Liberia
84	Global Ship Lease 67 LLC	Owned GSL Amstel (sold March 23, 2023)	Liberia
85	Global Ship Lease 68 LLC (1)	Owns GSL Kithira	Liberia
86	Global Ship Lease 69 LLC (1)	Owns GSL Tripoli	Liberia
87	Global Ship Lease 70 LLC (1)	Owns GSL Syros	Liberia
88	Global Ship Lease 71 LLC (1)	Owns GSL Tinos	Liberia
89	Global Ship Lease 72 LLC	Owns GSL Alexandra	Liberia
90	Global Ship Lease 73 LLC	Owns GSL Sofia	Liberia
91	Global Ship Lease 74 LLC	Owns GSL Effie	Liberia
92	Global Ship Lease 75 LLC	Owns GSL Lydia	Liberia
93	GSL KALAMATA LLC	Sub-holding	Liberia
94	GSL KITHIRA HOLDING LLC	Sub-holding	Liberia

(1)	Currently, under a sale and leaseback transaction.
(2)	“tbr” means “to be renamed”. On January 3, 2024, Mary was renamed to Colombia Express. On January 26, 2024, Beethoven was renamed to GSL Chloe.